ALLIANCEBERNSTEIN MID-CAP GROWTH FUND


FORMER POLICIES
CURRENT POLICIES


Investment Objective:

Fundamental:				Non-fundamental:
The Funds objective is long-term	The Funds investment objective
growth of capital and income		is long-term growth of capital.
primarily through investments
in common stocks.



Fundamental Investment Policies:

The Fund is a diversified fund		The Fund is diversified.
as a matter of fundamental
policy.

The Fund may not invest more		Restriction eliminated.
than 5% of its total assets
in the securities of any one
issuer (other than the U.S.
Government).

The Fund may not acquire		Restriction eliminated.
more than 10% of the voting
or other securities of any
one issuer.

The Fund may not buy			Prohibition eliminated.
securities of any company that
(including its predecessors)
has not been in business at
least three continuous years.

The Fund may not borrow money.		The Fund may not issue any
					senior security (as that term
					is defined in the 1940 Act) or
					borrow money, except to the extent
					permitted by the 1940 Act or the
					rules and regulations thereunder
					(as such statute, rules or
					regulations may be amended from
					time to time) or by guidance
					regarding, or interpretations of,
					or exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder published
					by appropriate regulatory
					authorities.

					For the purposes of this
					restriction, margin and collateral
					arrangements, including, for
					example, with respect to permitted
					borrowings, options, futures
					contracts, options on futures
					contracts and other derivatives
					such as swaps are not deemed to
					involve the issuance of a senior
					security.

The Fund may not mortgage or		Prohibition eliminated.
pledge any of its assets
except in connection with
the writing of covered call
options.

The Fund may not purchase		Policy Eliminated.
securities on margin or
sell short.

					Non-fundamental policy:
					The Fund may not purchase
					securities on margin, except
					(i) as otherwise provided under
					rules adopted by the SEC under the
					1940 Act or by guidance regarding
					the 1940 Act, or interpretations
					thereof, and (ii) that the Fund may
					obtain such short-term credits as
					are necessary for the clearance of
					portfolio transactions, and the
					Fund may make margin payments in
					connection with futures contracts,
					options, forward contracts, swaps,
					caps, floors, collars and other
					financial instruments.

The Fund may not lend any		The Fund may not make loans
of its assets other than		except through (i) the purchase
(i) through the purchase		of debt obligations in accordance
of notes, bonds,			with its investment objectives
certificates of deposit,		and policies; (ii) the lending of
or evidences of				Fund securities; (iii) the use of
indebtedness of a type			repurchase agreements; or (iv) the
commonly distributed			making of loans to affiliated
publicly or privately to		funds as permitted under the 1940
financial institutions			Act, the rules and regulations
(except that it will not		thereunder (as such statutes, rule
purchase any such privately		rule or regulations may be
offered securities under		amended from time to time), or by
circumstances in which it		guidance regarding, and
will become an underwriter		interpretations of, or exemptive
as defined in the Securities		orders under, the 1940 Act.
Act of 1933, as amended),
(ii) through fully
collateralized loans of
portfolio securities or
(iii) through loans to banks
against such obligations as
repurchase agreements.

The Fund may not underwrite		The Fund may not act as an
or participate in any			underwriter of securities,
underwriting of securities		except that a Fund may acquire
(the Fund might be deemed		restricted securities under
to be an underwriter if it		circumstances in which,if such
sells restricted securities). 		securities were sold, the Fund might
					be deemed to be an underwriter
					for purposes of the Securities Act
					of 1933, as amended (the Securities
					Act).

The Fund may not invest more		The Fund may not concentrate
than 25% of the value of its		investments in an industry, as
assets in securities of			concentration may be defined under
issuers in any one industry.		the 1940 Act or the rules and such
					statute, rules or regulations may
					be amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

The Fund may not buy or			Prohibition eliminated.
sell any securities from,
to or through its officers
or directors or other
interested persons except
for purchases or sales of
Fund shares, or in
transactions on a securities
exchange including only
regular exchange commissions
and charges.

The Fund may not buy or			Restriction eliminated.
hold securities of any
issuer if any officer or
director of the Fund, the
Manager or any officer,
director or 10% shareholder
of the Manager owns
individually 1/2 of 1% of
a class of securities of
such issuer, and such
persons together own
beneficially more than
5% of such securities.

The Fund may not buy or			The Fund may not purchase
sell any real estate.			or sell real estate except
					that it may dispose of real
					estate acquired as a result
					of the ownership of securities
					or other instruments. This
					restriction does not prohibit
					the Fund from investing in
					securities or other instruments
					backed by real estate or in
					securities of companies engaged
					in the real estate business.

Related fundamental policy:		Related fundamental policy:
The will not invest in real 		Prohibition eliminated.
estate or interests therein,
excluding readily marketable
securities of companies which
invest in real estate.




The Fund may not buy or sell		The Fund may not purchase or sell
any commodities or commodity		commodities regulated by the
contracts including			Commodity Futures Trading
commodity futures contracts.		Commission under the Commodity
					Exchange Act or commodities
					contracts except for futures
					contracts and options on futures
					contracts.

Related non-fundamental policy:		Related non-fundamental policy:
The Fund may not enter into 		Restriction eliminated.
any futures contracts or
options on futures contracts
if immediately thereafter
the market values of such
outstanding contracts would
exceed 50% of total assets.


The Fund will not invest		Restriction eliminated.
more than 5% of its net assets
in warrants nor more than
2% of its net assets in
unlisted warrants.

The Fund will not invest in		 Prohibition eliminated.
oil, gas or other mineral
leases.


Non-fundamental Investment
Policies:

The Fund may enter into			 The Fund may enter into
repurchase agreements of		 repurchase agreements.
up to seven days duration with
commercial banks, but only if
those agreements together with
any restricted securities and
any securities which do not
have readily available market
quotations do not exceed 10%
of the Funds net assets.

The Fund may invest up to		The Fund will limit its
5% of the Funds net assets		investment in illiquid
in illiquid securities.			securities to no more than
					15% of net assets or such other
					amount permitted by guidance
   					regarding the 1940 Act.


They Fund may make secured		The Fund may lend Fund
loans of portfolio			securities to the extent
securities of up to 25% of		permitted under the 1940
its total assets.			Act or the rules and
					regulations thereunder
					(as such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under,
					the 1940 Act.

Related non-fundamental 		Related non-fundamental
policies:				policies:
The Fund will not lend			Policy eliminated.
its portfolio securities
if such loans are not
permitted by the laws or
regulations of any state
within which its shares
are qualified for sale.

The Fund will not lend its		Policy eliminated.
portfolio securities to
any officer, director,
employee or affiliate of
either the Fund or the
Manager.


The Fund will not invest		The Fund may invest in
in securities of other			securities of other investment
investment companies			companies, including exchange-
subject to certain 			traded funds, to the extent
exceptions.				permitted under the 1940 Act
					or the rules and regulations
   					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance  regarding,
					interpretations of, or exemptive
					orders under, the 1940
					Act or the rules or regulations
					thereunder published by
					appropriate regulatory authorities.

The Fund may write			Restriction eliminated.
exchange-traded covered
options on up to 25% of
its total assets.

The Fund may also invest		Policy eliminated.
in convertible securities,
U.S. Government securities,
and foreign securities.




SK 00250 0073 658139
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